As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mednax, Inc.

(Exact name of registrant as specified in its charter)

Florida	26-3667538
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of Principal Executive Offices)

Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan

(Full title of the plan)

Dominic J. Andreano, Esq.

Executive Vice President,

General Counsel and Secretary

Mednax, Inc.

1301 Concord Terrace

Sunrise, Florida 33323

(Name and address of agent for service)

(954) 384-0175

(Telephone number, including area code, of agent for service)

Copies to:

Joshua M. Samek, Esq.

DLA Piper LLP (US)

200 South Biscayne Boulevard

Suite 2500

Miami, Florida 33131-5341

(305) 423-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value, to be issued under the Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan	2,500,000	$29.48	$73,700,000	$8,040.67

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value (the “Common Stock”), of Mednax, Inc. (the “Registrant”) which become issuable under the Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock as reported by the New York Stock Exchange on August 2, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Mednax, Inc., a Florida corporation (the “Registrant”), for the purpose of registering an additional 2,500,000 shares of its common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to the Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the “Plan”). The Registrant’s shareholders approved the amendment and restatement of the Plan to, among other things, increase the number of shares of Common Stock available for issuance under the Plan at the Registrant’s Annual Meeting of Shareholders on May 12, 2021.

Pursuant to Instruction E of Form S-8, the contents of the previously filed Registration Statements on Form S-8 (File Nos. 333-07059, 333-101225, 333-153397 and 333-208698), as filed with the Securities and Exchange Commission (the “SEC”) on June 28, 1996, November 15, 2002 (as amended on January 2, 2009), September 10, 2008 and December 12, 2015, respectively, as amended, are incorporated herein by reference, except to the extent supplemented, amended, or superseded by the information set forth or incorporated herein.

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Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC, are hereby incorporated by reference into this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 7, 2021 and August 6, 2021, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 14, 2021 and May 17, 2021, respectively;

(d)	The Registrant’s Proxy Statement on Schedule 14A filed with the SEC on March 23, 2021; and

(e)

The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (Registration No. 001-12111) filed with the SEC on September 4, 1996 by Pediatrix Medical Group, Inc., a Florida corporation and the Registrant’s predecessor, and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item. 8 Exhibits

Exhibit Number	Description

4.1	Composite Articles of Incorporation of Mednax, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2013).

4.2	Amended and Restated By-laws of Mednax, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 6, 2018).

5.1	Opinion of DLA Piper LLP (US).

10.1	Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2021).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of DLA Piper LLP (US) (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on this 6th day of August, 2021.

Mednax, Inc.

By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Mark S. Ordan, Dominic J. Andreano and C. Marc Richards such person’s true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Ordan Mark S. Ordan	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2021

/s/ C. Marc Richards C. Marc Richards	Chief Financial Officer (Principal Financial Officer)	August 6, 2021

/s/ John C. Pepia John C. Pepia	Chief Accounting Officer (Principal Accounting Officer)	August 6, 2021

/s/ Guy P. Sansone Guy P. Sansone	Director and Chair of the Board	August 6, 2021

/s/ Karey D. Barker Karey D. Barker	Director	August 6, 2021

/s/ Waldemar A. Carlo, M.D. Waldemar A. Carlo, M.D.	Director	August 6, 2021

/s/ Paul G. Gabos Paul G. Gabos	Director	August 6, 2021

/s/ Manuel Kadre Manuel Kadre	Director	August 6, 2021

/s/ Thomas A. McEachin Thomas A. McEachin	Director	August 6, 2021

/s/ Roger J. Medel, M.D. Roger J. Medel, M.D.	Director	August 6, 2021

/s/ Michael A. Rucker Michael A. Rucker	Director	August 6, 2021

/s/ John M. Starcher, Jr. John M. Starcher, Jr.	Director	August 6, 2021

/s/ Shirley A. Weis Shirley A. Weis	Director	August 6, 2021

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